UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 27, 2006

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2006, at the 2006 Annual Meeting of the Shareholders of The Shaw Group Inc., a Louisiana corporation, (the "Company"), the shareholders of the Company approved (i) the Company’s 2005 Non-Employee Director Stock Incentive Plan (the "2005 Director Plan") and (ii) an amendment to the Company’s 2001 Employee Incentive Compensation Plan (the "2001 Employee Plan"), which amendment increased by 4,000,000 shares the number of shares of the Company’s no par value common stock reserved for issuance under the 2001 Employee Plan.

2005 Director Plan.

The 2005 Director Plan was approved by the Company’s Board of Directors on January 6, 2005, subject to approval by the Company’s shareholders at the Company’s 2006 Annual Meeting of Shareholders, which was held on January 27, 2006. The 2005 Director Plan supercedes and replaces the Company’s 1996 Non-Employee Director Stock Option Plan effective with the awards made in connection with the Company’s 2005 Annual Meeting of Shareholders. Under the 2005 Director Plan, upon annual election or re-election to the Board of Directors, each non-employee director will receive additional compensation of $75,000, payable 50% in non-qualified stock options and 50% in phantom shares of the Company’s common stock. The number of such options and such phantom shares awarded shall be determined by dividing $75,000 by the closing price of a share of the Company’s common stock on the date of such election or re-election to the Company’s Board of Directors and then dividing said value 50% into options and 50% into phantom shares. Such options have an exercise price equal to the closing price of a share of common stock on the date of election or re-election and vest one year from the date of award, and such phantom shares vest in one year from the date of award and entitle the non-employee director to receive the number of shares of common stock equal to the number of phantom shares then vesting. The awards under the 2005 Director Plan effective as of the 2005 Annual Meeting of Shareholders supercede and replace the awards made effective as of the date of the Company’s 2005 Annual Meeting of Shareholders to non-employee directors under the 1996 Director Plan.

As of January 24, 2005, each non-employee director received 2,328 stock options and 2,328 phantom shares (based on the $16.11 per share closing price on January 24, 2005), and as of January 27, 2006, each non-employee director received 1,069 stock options and 1,069 phantom shares (based on the $35.10 per share closing price on January 27, 2006).

A copy of the 2005 Director Plan, as adopted by the Company’s shareholders on January 27, 2006, is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit 10.1. A copy of the Nonqualified Stock Option Agreement to be used in connection with the 2005 Director Plan is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit 10.2. A copy of the Phantom Stock Agreement to be used in connection with the 2005 Director Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit 10.3.

2001 Employee Plan

The amendment to the 2001 Employee Plan, increasing by 4,000,000 shares the number of shares of the Company’s no par value common stock reserved for issuance under the 2001 Employee Plan is effective as of January 27, 2006.

A copy of the Company’s 2001Employee Plan, as amended and restated through January 27, 2006, is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit 10.4.

The Company previously filed, on January 19, 2006, a Current Report on Form 8-K disclosing that on January 19, 2006, the Company’s Board of Directors (including the members of the Board’s Compensation Committee) irrevocably determined that if the shareholders approved the above-mentioned amendment to the 2001Employee Plan, the Board of Directors (and the Compensation Committee thereof) would not authorize awards under the 2001 Employee Plan covering more than an aggregate of 3,000,000 of the 4,000,000 authorized shares of common stock under the amendment, unless and until the shareholders of the Company, at a later annual or special meeting of shareholders, further authorize and approve the issuance of the additional 1,000,000 shares. In addition, the Board of Directors of the Company has indicated that it intends to adopt, at its next scheduled meeting, an amendment to the 2001 Employee Plan to provide that annual awards of restricted stock made subsequent to such amendment will incrementally vest over a minimum vesting period of three years; provided, however, that such minimum vesting period shall not apply to initial or special awards made as an incentive to potential new employees, which awards may have shorter vesting periods, so long as the aggregate of any such awards do not exceed 5% of the total shares reserved under the plan.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 2005 Non-Employee Director Stock Incentive Plan.

10.2 Nonqualified Stock Option Agreement.

10.3 Phantom Stock Agreement.

10.4 2001 Employee Incentive Compensation Plan (as amended and restated through January 27, 2006).

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

January 31, 2006	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	2005 Non-Employee Director Stock Incentive Plan
10.2	Nonqualified Stock Option Agreement
10.3	Phantom Stock Agreement
10.4	2001 Employee Incentive Compensation Plan (as amended and restated through January 27, 2006)